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                                                                     EXHIBIT 4.4

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                             PARKER DRILLING COMPANY
                            and Subsidiary Guarantors

                          9 3/4% SENIOR NOTES DUE 2006

                                   ----------

                         SEVENTH SUPPLEMENTAL INDENTURE

                          Dated as of October 10, 2003

             Supplementing the Indenture dated as of March 11, 1998

                                   ----------

                              JPMORGAN CHASE BANK,
                                   as Trustee

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                         SEVENTH SUPPLEMENTAL INDENTURE

                  This Seventh Supplemental Indenture dated as of October 10, 2003 (the "Seventh Supplemental Indenture") is made and entered into by and among Parker Drilling Company, a Delaware corporation (the "Company"), the Restricted Subsidiaries executing as Subsidiary Guarantors (the "Subsidiary Guarantors") and JPMorgan Chase Bank, a New York banking organization, as Trustee (the "Trustee").

             RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS:

                  WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are parties to that certain Indenture dated as of March 11, 1998 (as supplemented, the "Indenture") for the benefit of one another and for the ratable benefit of the Holders of the 9 3/4% Senior Notes due 2006, Series D (the "Notes"); and

                  WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Company's Offer to Purchase and Consent Solicitation Statement dated September 24, 2003 (the "Offer to Purchase"); and

                  WHEREAS, in accordance with Section 9.02 of the Indenture, the Trustee, the Company and the Subsidiary Guarantors may waive, amend or supplement certain provisions of the Indenture with the consent of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer for, the Notes; and

                  WHEREAS, Section 9.02 of the Indenture further provides that the Trustee, the Company and the Subsidiary Guarantors may waive, amend or supplement certain other provisions of the Indenture with the consent of Holders of at least 66 2/3% of the aggregate principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer for, the Notes; and

                  WHEREAS, concurrently with and as a condition to the Holders participating in the Offer to Purchase, the Company has solicited consents from the Holders to the amendments contained in this Seventh Supplemental Indenture, and the Company has received consents thereto from Holders of at least 66 2/3% of the aggregate principal amount of the Notes outstanding as of the date hereof; and

                  WHEREAS, all conditions and requirements necessary to make this Seventh Supplemental Indenture valid and binding upon the Company and the Subsidiary Guarantors, and enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, have been performed and fulfilled;

                  NOW, THEREFORE, in consideration of the above premises, the parties hereto mutually covenant and agree for the equal and ratable benefit of the respective Holders of the Notes, as follows:

                  SECTION 1. Certain Terms Defined in the Indenture. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.




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SECTION 2. Amendment of Certain Definitions.

                           The definition of Subsidiary Guarantor is amended to delete "or any other Restricted Subsidiary that provides a guarantee under the Senior Credit Facility" from (i) thereof.

SECTION 3. Amendment to Certain Covenants.

                  (a)      Sections 3.09, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08,
                           4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 5.01,
                           6.01(iii), 10.02 and 10.04 are deleted in their entirety.

                  (b)      Section 5.02 is amended to delete "in accordance with
                           Section 5.01 hereof" and "that meets the requirements of Section 5.01 hereof".

                  (c) Section 10.05 is amended to delete "that any Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof and provided, further, however," therefrom.

SECTION 4. Effectiveness; Construction.

                  Section 4.1 Effectiveness. This Seventh Supplemental Indenture shall become effective upon:

                  (a) the execution and delivery of this Seventh Supplemental Indenture by the Company, the Subsidiary Guarantors and the Trustee; and

                  (b) the delivery by the Company to the Trustee of the Opinion of Counsel and an Officers' Certificate as required pursuant to Sections 11.04 and 11.05 of the Indenture and addressing the matters required pursuant to such sections.

                  Section 4.2 Operative Time. The amendments contained in this Seventh Supplemental Indenture shall become operative upon the purchase by the Company of at least 66 2/3% of the aggregate principal amount of the Notes outstanding on the date hereof pursuant to the Offer to Purchase. After this Seventh Supplemental Indenture becomes effective, the Company shall provide the notice required by Section 9.02 of the Indenture.

                  Section 4.3 Instruments To Be Read Together. All terms and conditions in this Seventh Supplemental Indenture shall form a part of the Indenture as fully and with the same effect as if all such terms and conditions had been set forth in the Indenture. The Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with its terms, as supplemented by this Seventh Supplemental Indenture. The Indenture and all supplements thereto, including this Seventh Supplemental Indenture shall be read, taken and construed together as one instrument.



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SECTION 5. Particular Representations and Covenants.

                  Section 5.1. Authority. The Company and the Subsidiary Guarantors are duly authorized by a resolution of its Board of Directors to execute and deliver this Seventh Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Seventh Supplemental Indenture has been duly and effectively taken.

                  Section 5.2. Correctness of Recitals. The Company and the Subsidiary Guarantors represent and warrant that all recitals and statements in this Seventh Supplemental Indenture are true and correct.

SECTION 6. Concerning the Trustee.

                  Section 6.1 Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform same, but only upon the terms and conditions set forth in the Indenture.

                  Section 6.2 Responsibility for Recitals. The recitals and statements contained in this Seventh Supplemental Indenture shall be taken as recitals and statements of the Company and the Subsidiary Guarantors, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver it.

SECTION 7. Miscellaneous Provisions.

                  Section 7.1 Counterparts. This Seventh Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                  Section 7.2 Compliance with Trust Indenture Act. This Seventh Supplemental Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended, (the "TIA"). If any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

                  Section 7.3 Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

                  Section 7.4 Binding Effect. All covenants and agreements in this Seventh Supplemental Indenture by the Company or by any of the Subsidiary Guarantors shall bind their successors and assigns, whether so expressed or not.

                  Section 7.5 Governing Law. The internal laws of the State of New York shall govern and be used to construe this Seventh Supplemental Indenture.

                  Section 7.6 Continuation of Indenture. Except as amended by this Seventh Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.



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                  Section 7.7 References to Indenture. From and after the time that the amendments contained in this Seventh Supplemental Indenture become operative in accordance with Section 3.2 hereof, all references in the Indenture to "this Indenture", "hereof", "herein" or similar terms and all references to the Indenture in the Notes and other documents executed and delivered in connection with the Indenture shall mean and refer to the Indenture, as amended by this Seventh Supplemental Indenture.



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         IN WITNESS WHEREOF, the parties hereto have caused this Seventh
Supplemental Indenture to be duly executed, all as of the date first above written.


                         PARKER DRILLING COMPANY


                         By: /s/ Robert L. Parker Jr.
                            ---------------------------------------------------
                         Name:   Robert L. Parker Jr.
                         Title:  President and
                                 Chief Executive Officer

                         JPMORGAN CHASE BANK, as Trustee


                         By: /s/ Rebecca Newman
                            ---------------------------------------------------
                         Name:
                         Title:

                         SUBSIDIARY GUARANTORS :

                         Parker Drilling Company of Oklahoma, Incorporated Parker Drilling Company Limited (Nevada)
                         Choctaw International Rig Corp.
                         Parker Drilling Company of New Guinea, Inc.
                         Parker Drilling Company North America, Inc.
                         Parker-VSE, Inc. (formerly Vance Systems
                            Engineering, Inc.)
                         DGH, Inc.
                         Parker Drilling Company International Limited
                         Parker USA Drilling Company (formerly Parcan Limited) Parker Technology, Inc.
                         Parker Drilling Offshore Corporation (formerly Hercules
                            Offshore Corporation)
                         Parker Drilling Offshore International, Inc.
                         Anachoreta, Inc.
                         Pardril, Inc.
                         Parker Aviation, Inc.
                         Parker Drilling (Kazakhstan), Ltd.
                         Parker Drilling Company of Niger



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                         Parker North America Operations, Inc.
                         Selective Drilling Corporation
                         Universal Rig Service Corp.
                         Creek International Rig Corp.


                         By: /s/ David W. Tucker
                            ---------------------------------------------------
                         Name:   David W. Tucker
                         Its:    Vice President & Treasurer

                         Parker Technology, L.L.C.


                         By: /s/ David W. Tucker
                            ---------------------------------------------------
                         Name:   David W. Tucker
                         Its:    Vice President & Manager

                         Parker Drilling Offshore USA, L.L.C. (formerly Mallard Bay Drilling, L.L.C.)


                         By: /s/ David W. Tucker
                            ---------------------------------------------------
                         Name:   David W. Tucker
                         Its:    Treasurer & Manager

                         Parker Drilling Management Services, Inc.


                         By: /s/ David W. Tucker
                            ---------------------------------------------------
                         Name:   David W. Tucker
                         Its:    President

                         Parker Tools, LLC


                         By: /s/ Tom Junk
                            ---------------------------------------------------
                         Name: Tom Junk
                         Its:  President and Manager



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                         Quail USA, LLC


                         By: /s/ W. Kirk Brassfield
                            ---------------------------------------------------
                         Name: W. Kirk Brassfield
                         Its:  President and Manager

                         Parker USA Resources, LLC


                         By: /s/ Tom Junk
                            ---------------------------------------------------
                         Name: Tom Junk
                         Its:  President and Manager


                         PD Management Resources, L.P.
                         Parker Offshore Resources, L.P.


                         By: /s/ David W. Tucker
                            ---------------------------------------------------
                         Name:  David W. Tucker
                         Title: President of its General Partner, Parker
                                Drilling Management Services, Inc.

                         Quail Tools, L.P.


                         By: /s/ W. Kirk Brassfield
                            ---------------------------------------------------
                         Name:  W. Kirk Brassfield
                         Title: President of its General Partner, Quail USA,
                                LLC


                         Canadian Rig Leasing, Inc.
                         Indocorp of Oklahoma, Inc
                         Parker Drilling Company Eastern Hemisphere, Ltd. Parker Drilling Company International, Inc. Parker Drilling Company of Argentina, Inc. Parker Drilling Company of Bolivia, Inc.
                         Parker Drilling Company of Singapore, Ltd.
                         Parker Drilling Company of South America, Inc.



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                         By: /s/ David W. Tucker
                            ---------------------------------------------------
                         Name: David W. Tucker
                         Its:  Vice President


                         Parker Drilling Company of Mexico, LLC


                         By: /s/ Bruce J. Konus
                            ---------------------------------------------------
                         Name: Bruce J. Konus
                         Its:  Vice President



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